EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
FOURTH QUARTER AND FULL-YEAR 2025 RESULTS

EAST HANOVER, N.J., April 9, 2026 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the fourth quarter and full-year 2025.

FOURTH QUARTER 2025 HIGHLIGHTS
(As compared to the fourth quarter of 2024)

▪Total revenue of $30.5 million, -14.4% y/y
▪Gross profit of $8.1 million, -6.8% y/y
▪Gross margin of 26.7%, +210 bps y/y
▪Operating loss of $0.7 million and net loss attributable to shareholders of $2.6 million
▪Adjusted operating loss of $0.7 million1
▪Adjusted net loss of $0.6 million

FULL-YEAR 2025 HIGHLIGHTS
(As compared to full-year 2024)

▪Total revenue of $130.5 million, -1.0% y/y
▪Gross profit of $35.3 million, -0.5% y/y
▪Gross margin of 27.0%, +10 bps y/y
▪Operating loss of $2.4 million and net loss attributable to shareholders of $6.1 million
▪Adjusted operating loss of $2.4 million
▪Adjusted net loss of $2.6 million

MANAGEMENT COMMENTARY

Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $30.5 million in the quarter, representing a year-over-year decrease of 14.4%. Gross profit was $8.1 million, a decrease of 6.8% compared to the prior year. The gross margin was 26.7%, an increase of 210 basis points compared to the fourth quarter of 2024 driven by the better relative performance of some of our higher margin businesses. Customers continued to evaluate the impact of tariffs on their businesses amid the Supreme Court decision in February and subsequent response by the administration. The industry outlook remains uncertain due to tariffs but FGI’s strategic investments in our Brands, Products and Channels strategy continues and is bearing fruit becoming a positive driver of revenue growth. FGI and our customers continue to evaluate a China+1 strategy to diversify and broaden our geographic sourcing. FGI’s fourth quarter revenue decreased 14.4% compared to the prior year period. Revenue declined 15.5%, 16.9% and 5.6% in the U.S., Canada and Europe markets. Sanitaryware, bath furniture and shower system revenue decreased 12.2%, 34.9% and 13.9% compared to the prior year period. Our Other segment revenue, including Covered Bridge, declined 9.0% compared to the prior year. Covered Bridge further expanded its geographies and increased its dealer count. Isla Porter, our digital custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products. In India, we added more dealers as we expand our presence there.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses.

"The tariff environment in 2026 remains fluid. FGI navigated through the volatility of the tariffs in 2025 with full year revenue and gross profit each down less than 1% compared to the prior year. Despite the cautious order environment by our customers in the fourth quarter, we are seeing a pickup in activity as we begin 2026."

Jae Chung, Chief Financial Officer of FGI, commented, “Total revenue decreased 14.4% year-over-year in the fourth quarter. FGI continues to invest in long-term growth through our BPC strategy and discipline in overall operating expenses, which decreased 12.0% year-over-year to $8.8 million. FGI ended the fourth quarter with total available liquidity of $8.5 million. We believe the best use of our capital is for internal investment in order to
1Adjusted operating loss and adjusted net loss are non-GAAP financial measures. Please refer to the paragraph titled “Non-GAAP Measures” for the definitions of non-GAAP financial measures and reconciliations to GAAP measures included in this press release.

attract new customers, expand existing relationships, develop new products and manufacturing capabilities and expand into new jurisdictions, and this will remain our priority in the near term.”

FOURTH QUARTER 2025 RESULTS

Revenue totaled $30.5 million during the fourth quarter of 2025, a decrease of 14.4% compared to the prior-year period despite the on-going and fluid tariff environment.

•Sanitaryware revenue was $19.1 million during the fourth quarter of 2025, a decrease from $21.8 million in the prior-year period.

•Bath Furniture revenue was $2.3 million during the fourth quarter of 2025, a decrease from revenue of $3.5 million in the prior-year period, as a result of our broader strategic focus on diversifying our product mix and expanding higher-growth categories.

•Shower Systems revenue was $5.8 million during the fourth quarter of 2025, a decrease from $6.7 million last year.

•Other revenue, primarily from Kitchen Cabinets, was $3.3 million during the fourth quarter, remaining stable compared to revenue of $3.6 million in the prior year.

Gross profit was $8.1 million during the fourth quarter of 2025, a decrease of 6.8% compared to the prior-year period. Gross profit margin increased to 26.7% during the fourth quarter of 2025, up 210 basis points from the prior-year period due to the implementation of tariffs, higher freight costs and better relative performance from some of our higher margin businesses.

Operating loss was $0.7 million during the fourth quarter of 2025, improving from an operating loss of $1.3 million in the prior-year period. Adjusted operating loss was $0.7 million during the fourth quarter compared to $1.1 million in the prior-year-period. The improvement in operating loss and adjusted operating loss from the prior year was a result of a decrease in selling and distribution cost as well as lower R&D costs. Operating margin and adjusted operating margin were (2.2%) and (2.2%) during the fourth quarter, respectively, up from (3.5%) and (3.2%) in the same period last year.

The Company reported GAAP net loss attributable to shareholders of $2.6 million, or net loss of $1.37 per diluted share during the fourth quarter of 2025, versus net loss of $0.4 million, or $0.21 per diluted share, in the same period last year. Net loss for the fourth quarter of 2025 and 2024 included valuation allowance on deferred tax assets, business expansion expense and non-recurring IPO-related compensation. Excluding these items, adjusted net loss for the fourth quarter of 2025 was $0.6 million, or $0.29 per diluted share, versus adjusted net loss of $0.7 million, or $0.34 per diluted share, for the same prior-year-period. All share and per-share data gives retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI holds earnings calls only for the second and fourth quarters, but releases results of operations via press releases and SEC filings on a quarterly basis. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.

FINANCIAL RESOURCES AND LIQUIDITY

As of December 31, 2025, the Company had $1.9 million of cash and cash equivalents, total debt of $11.9 million and $6.6 million of availability under its credit facilities net of letters of credit. Total liquidity was $8.5 million at December 31, 2025.

FINANCIAL GUIDANCE

The Company provides its fiscal 2026 guidance as follows:

•Total net revenue of $134-141 million
•Total adjusted operating income of $0.7-2.5 million
•Total adjusted net income of $(0.3)-1.1 million

Note that total adjusted operating income excludes certain non-recurring items and total adjusted net income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.

FOURTH QUARTER CONFERENCE CALL

FGI will conduct a conference call on Friday, April 10 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-833-821-8134
International Live:	1-412-652-1262

To listen to a replay of the teleconference, which will be available through April 24, 2026:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10206547

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.

We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2025 Adjusted Operating Income and 2025 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2024, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2025	As of December 31, 2024
	USD	USD

ASSETS

CURRENT ASSETS
Cash	$1,899,801	$4,558,160
Accounts receivable, net	13,847,762	20,293,555
Inventories, net	15,292,742	13,957,867
Prepayments and other current assets	3,228,259	2,091,407
Prepayments and other receivables – related parties	17,274,859	11,996,973
Total current assets	51,543,423	52,897,962

PROPERTY AND EQUIPMENT, NET	3,853,864	3,634,340

OTHER ASSETS
Intangible assets, net	1,733,616	1,849,951
Operating lease right-of-use assets, net	11,031,892	12,823,747
Deferred tax assets, net	211,581	2,665,585
Other noncurrent assets	1,163,205	1,589,830
Total other assets	14,140,294	18,929,113
Total assets	$69,537,581	$75,461,415

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$11,868,828	$14,502,367
Accounts payable	24,687,900	19,349,529
Accounts payable – related parties	49,855	894,661
Income tax payable	—	23,189
Operating lease liabilities – current	1,700,936	1,867,956
Accrued expenses and other current liabilities	5,607,405	5,905,124
Total current liabilities	43,914,924	42,542,826

OTHER LIABILITIES
Operating lease liabilities – noncurrent	10,012,616	11,352,939
Total liabilities	53,927,540	53,895,765

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024)(1)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,920,140 and 1,912,783 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)(1)	960	956
Additional paid-in capital	21,612,226	21,279,047
(Accumulated deficit) retained earnings	(2,927,091)	3,212,435
Accumulated other comprehensive loss	(1,402,946)	(2,239,560)
FGI Industries Ltd. shareholders’ equity	17,283,149	22,252,878
Non-controlling interests	(1,673,108)	(687,228)
Total shareholders’ equity	15,610,041	21,565,650
Total liabilities and shareholders’ equity	$69,537,581	$75,461,415
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	USD	USD	USD	USD
Revenue	$30,468,983	$35,594,426	$130,528,652	$131,818,073

Cost of revenue	22,323,424	26,852,093	95,277,560	96,390,733

Gross profit	8,145,559	8,742,333	35,251,092	35,427,340

Operating expenses
Selling and distribution	5,695,779	6,950,969	25,129,256	25,627,634
General and administrative	2,776,128	2,657,895	11,106,563	10,199,914
Research and development	332,234	395,938	1,417,329	1,699,383
Total operating expenses	8,804,141	10,004,802	37,653,148	37,526,931

Loss from operations	(658,582)	(1,262,469)	(2,402,056)	(2,099,591)

Other income (expenses)
Interest income	2,352	4,541	5,142	9,792
Interest expense	(342,927)	(353,021)	(1,330,714)	(1,246,742)
Other (expenses) income, net	(137,262)	596,962	(611,386)	1,054,443
Total other (expenses) income, net	(477,837)	248,482	(1,936,958)	(182,507)

Loss before income taxes	(1,136,419)	(1,013,987)	(4,339,014)	(2,282,098)

Provision for (benefit of) income taxes
Current	47,655	91,638	332,388	948,931
Deferred	1,813,244	(630,870)	2,454,004	(1,496,752)
Total provision for (benefit of) income taxes	1,860,899	(539,232)	2,786,392	(547,821)

Net loss	(2,997,318)	(474,755)	(7,125,406)	(1,734,277)
Less: net loss attributable to non-controlling shareholders	(369,740)	(72,427)	(985,880)	(533,188)
Net loss attributable to FGI Industries Ltd. shareholders	(2,627,578)	(402,328)	(6,139,526)	(1,201,089)

Other comprehensive income (loss)
Foreign currency translation adjustment	150,889	(727,772)	836,614	(1,128,061)

Comprehensive loss	(2,846,429)	(1,202,527)	(6,288,792)	(2,862,338)
Less: comprehensive loss attributable to non-controlling shareholders	(369,740)	(72,427)	(985,880)	(533,188)
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(2,476,689)	$(1,130,100)	$(5,302,912)	$(2,329,150)

Weighted average number of ordinary shares
Basic	1,919,842	1,912,783	1,918,061	1,913,033
Diluted	1,919,842	1,912,783	1,918,061	1,913,033

Loss per share
Basic	$(1.37)	$(0.21)	$(3.20)	$(0.63)
Diluted	$(1.37)	$(0.21)	$(3.20)	$(0.63)
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,125,406)	$(1,734,277)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	667,432	474,828
Amortization	2,238,730	2,701,615
Share-based compensation	333,183	401,216
Provision for credit losses	165,801	137,592
Provision for defective return	5,392	257,643
Foreign exchange transaction loss (gain)	563,740	(659,544)
Deferred income tax expense (benefit)	2,454,004	(1,496,752)
Changes in operating assets and liabilities
Accounts receivable	6,274,600	(4,928,997)
Inventories	(1,334,875)	(4,034,016)
Prepayments and other current assets	(712,770)	1,284,680
Prepayments and other receivables – related parties	(5,277,886)	(3,960,942)
Other noncurrent assets	426,625	(344,697)
Income taxes	(447,271)	(165,930)
Accounts payable	5,338,371	4,824,922
Accounts payable – related parties	(844,806)	159,353
Operating lease liabilities	(1,753,925)	(2,207,636)
Accrued expenses and other current liabilities	(297,719)	1,865,625
Net cash provided by (used in) operating activities	673,220	(7,425,317)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(885,740)	(2,206,052)
Purchase of intangible assets	(130,107)	(669,764)
Net cash used in investing activities	(1,015,847)	(2,875,816)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facilities	60,348,042	74,136,436
Repayments of credit facilities	(62,981,581)	(66,593,244)
Net cash (used in) provided by financing activities	(2,633,539)	7,543,192

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	317,807	(461,140)

NET CHANGES IN CASH	(2,658,359)	(3,219,081)
CASH, BEGINNING OF YEAR	4,558,160	7,777,241
CASH, END OF YEAR	$1,899,801	$4,558,160

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(1,336,413)	$(1,233,763)
Cash paid during the period for income taxes	$(766,903)	$(1,112,640)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$(1,150,282)	$(158,082)
Derecognition of right-of-use asset and lease liability upon early termination	$(1,251,111)	$—
Acquisition of intangible asset partially through prior period advanced payment	$—	$(1,241,664)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating Income (Loss) and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss from operations	$(658,582)	$(1,262,469)	$(2,402,056)	$(2,099,591)
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	19,906	238,876
Business expansion expense	—	61,770	—	247,080
Adjusted Operating Loss	$(658,582)	$(1,140,980)	$(2,382,150)	$(1,613,635)
Revenue	$30,468,983	$35,594,426	$130,528,652	$131,818,073
Adjusted Operating Margins (%)	(2.2)	(3.2)	(1.8)	(1.2)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss before income taxes	$(1,136,419)	$(1,013,987)	$(4,339,014)	$(2,282,098)
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	19,906	238,876
Business expansion expense	—	61,770	—	247,080
Adjusted loss before income taxes	(1,136,419)	(892,498)	(4,319,108)	(1,796,142)
Less: income taxes at 18% rate	(204,555)	(160,650)	(777,439)	(323,306)
Less: net loss attributable to non-controlling shareholders	(369,740)	(72,427)	(985,880)	(533,188)
Adjusted Net Loss	$(562,124)	$(659,421)	$(2,555,789)	$(939,648)